Exhibit 10.1

SECOND AMENDMENT TO ESCROW AGREEMENT

This SECOND Amendment To ESCROW Agreement (this “Amendment”), effective as of February 17, 2017, is entered into by and among Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), Inland Securities Corporation, a Delaware corporation (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

WHEREAS, the Company, the Dealer Manager and the Escrow Agent are parties to that certain Escrow Agreement, dated as of February 17, 2015, as amended by Amendment to Escrow Agreement, dated as of February 17, 2016 (as amended, the “Agreement”);

WHEREAS, certain provisions of the Agreement are triggered on February 17, 2017; and

WHEREAS, the Company, the Dealer Manager and the Escrow Agent desire to amend certain provisions of the Agreement, as set forth herein, to add an additional class of common stock to the Offering (as defined in the Agreement) and to clarify the process for deposits in the escrow account and distribution of the escrowed funds following the Closing Date (as defined in the Agreement).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree, as follows:

1.               Defined Terms.

a.                Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

b.               The term “Shares” as defined in the Recitals to the Agreement is hereby amended to include the Company’s Class T-3 Shares.

c.                The term “Offering” as defined in the Recitals to the Agreement is hereby amended to include the offering of the Company’s Class T-3 Shares at an initial purchase price of $24.14 per Class T-3 Share.

2.               Washington Minimum.

a.                For the avoidance of doubt, if the Washington Minimum is not received on or prior to February 17, 2017, the Escrow Agent shall return to the Washington Subscribers the WA Funds, together with any interest thereon, in accordance with Section 3(b)(4) of the Agreement.

b.               After February 17, 2017, (i) the provisions in the Agreement relating to the deposit and disbursement of WA Funds shall continue to apply with respect to any WA Funds received by the Company or the Escrow Agent after February 17, 2017, and (ii) all references to “Closing Date” with respect to Washington Subscribers and the application of WA Funds shall be amended to refer to February 16, 2018.

3.               Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

4.               Counterparts. This Amendment may be executed in several counterparts, and by electronic transmission, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment, effective as of the date first written above.

COMPANY: INLAND RESIDENTIAL PROPERTIES TRUST, INC.

By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Title:	President

DEALER MANAGER: INLAND SECURITIES CORPORATION

By:	/s/ Sandra L. Perion
Name:	Sandra L. Perion
Title:	Vice President

ESCROW AGENT UMB BANK, N.A.

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

Signature Page – Second Amendment to Escrow Agreement